UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

		FORM	8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):				October 9, 2019

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530			38-2033632
	(Commission File Number)			(I.R.S. Employer Identification No.)

200 East Long Lake Road
Suite 300
	Bloomfield Hills,	Michigan		48304-2324
	(Address of Principal Executive Office)			(Zip Code)

	Registrant’s Telephone Number, Including Area Code:			(248)	258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol	on which registered
Common Stock, $0.01 Par Value	TCO	New York Stock Exchange

6.5% Series J Cumulative Redeemable Preferred Stock, No Par Value	TCO PR J	New York Stock Exchange

6.25% Series K Cumulative Redeemable Preferred Stock, No Par Value	TCO PR K	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 9, 2019, Peter J. Sharp, president, Taubman Asia Management Limited (Taubman Asia), notified Taubman Centers, Inc. (the Company) of his resignation from his position, effective October 9, 2019, and entered into a Separation Agreement, Waiver, and Release (the Separation Agreement) with Taubman Asia that sets forth the terms on which Mr. Sharp will resign. Pursuant to the Separation Agreement, the parties agreed that the Employment Agreement, which previously was effective as of January 1, 2017 (the Employment Agreement), is null and void except for the specified provisions that survive such resignation.

The Separation Agreement provides that Mr. Sharp assigns his equity ownership interest in Taubman Properties Asia III for a lump sum cash redemption payment of $1,000,000. The Separation Agreement also provides for a lump sum cash payment of $162,500 to be made to Mr. Sharp equivalent to his unpaid base salary, personal expense allowance, and housing allowance that would have accrued through December 31, 2019. Finally, the Separation Agreement also provides that Mr. Sharp will continue to receive health care benefits through December 31, 2019. All outstanding unvested share-based awards granted to Mr. Sharp are forfeited under the terms of the Company’s 2008 and 2018 Omnibus Long-Term Incentive Plans, and his bonus opportunity for 2019 also is forfeited.

   In accordance with the Separation Agreement and the surviving terms of the Employment Agreement, Mr. Sharp is subject to non-compete and non-solicit provisions, effective until October 10, 2020, as well as non-disparagement and confidentiality provisions. Further, to the extent permitted by applicable law, the Separation Agreement provides for a mutual general release of any claims.

Item 8.01.    OTHER EVENTS.

Effective January 1, 2020, Paul A. Wright will be promoted to president, Taubman Asia. Mr. Wright currently is the executive vice president, global head of leasing of the Taubman Company, LLC (the Manager), a position he has held since early 2017. Mr. Wright joined Taubman Asia in 2006 as group vice president of Leasing.

On October 11, 2019, the Company issued a press release announcing the forgoing matters, a copy of which is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated October 11, 2019, entitled "Peter Sharp Resigns as President of Taubman Asia; Paul Wright to be Promoted Into Role"
104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 11, 2019	TAUBMAN CENTERS, INC.

		By:	/s/ Simon J. Leopold
Simon J. Leopold
Executive Vice President, Chief Financial Officer, and Treasurer